UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 31, 2006

                              DHB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                  001-13112                  11-3129361
------------------------  ------------------------  ----------------------------
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                              Number)

        2102 SW 2ND STREET, POMPANO BEACH, FLORIDA             33069
       -------------------------------------------          ----------
         (Address of principal executive office)            (Zip Code)

                                 (954) 630-0900
          -------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
                 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, DHB Industries, Inc. (the "Company") entered into a Memorandum of Understanding ("MOU") setting forth an agreement in principle to settle the class action securities lawsuit against the Company and certain of its current and former directors and officers and others, as well as a related shareholder derivative suit, both of which actions have been pending in the United States District Court for the Eastern District of New York (collectively, the "Litigation"). The proposed settlement is subject to, among other things, review and approval of the court. There can be no assurance that the court will approve the proposed settlement.

On July 31, 2006, the Company completed the funding of, and deposited into escrow, the $22,324,998 portion of the cash settlement to be provided by the Company, which was funded by certain transactions entered into by the Company with David H. Brooks, the Company's former Chief Executive Officer. The Company's directors' and officers' liability insurers have agreed to fund the remaining portion of the aggregate cash settlement amount, $12,875,000, on or prior to August 14, 2006, pursuant to buyouts of the policies. In addition to the cash portion, the proposed settlement calls for the issuance of 3,184,713 shares of Company stock.

Of the settlement amounts funded on July 31, the Company obtained $7,500,000 from the proceeds of the exercise by David H. Brooks of a warrant held by him to acquire 3,000,000 shares of common stock of the Company at an exercise price of $2.50 per share. The warrant, granted to Mr. Brooks pursuant to a Warrant Agreement dated July 1, 2005 (the "Warrant Agreement"), originally had an exercise price of $1.00 per share and originally vested and became exercisable with respect to 750,000 shares on each of July 1, 2007, 2008, 2009 and 2010. As part of the settlement, and pursuant to a Warrant Exercise Agreement (described below) between the Company and Mr. Brooks, the warrants were accelerated and the exercise price was increased to $2.50 per share. The remaining $14,824,998 of the amount paid by the Company was funded through the exercise by the Company of a right, pursuant to the MOU, to require Mr. Brooks to purchase in a private placement transaction 3,007,099 shares of the Company's common stock at a price of $4.93 per share.

In order to complete the transactions contemplated in the MOU, on July 31, 2006, the Company entered into the following agreements with Mr. Brooks: (i) a Release Agreement and Contractual Undertakings (the "Release Agreement"), (ii) a Securities Purchase Agreement (the "Securities Purchase Agreement"), (iii) a Registration Rights Agreement (the "Registration Rights Agreement") and (iv) a Warrant Exercise Agreement (the "Warrant Exercise Agreement").

RELEASE AGREEMENT

Pursuant to the Release Agreement, Mr. Brooks resigned from his position as a member of the Board of Directors of the Company and from all other positions held by him in the Company or any of its subsidiaries or affiliates. These resignations were effective July 31, 2006.

The Release Agreement contains general releases from the Company to Mr. Brooks and from Mr. Brooks to the Company. If, however, the settlement of the Litigation is not approved by the court on the same material terms as referred to in the MOU or if the settlement otherwise does not become effective despite the reasonable best efforts of the parties, these general releases become null and void.

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The Release Agreement also contains a one year non-competition agreement from
Mr. Brooks under which he has agreed not to compete with the Company or solicit the Company's customers or employees.

SECURITIES PURCHASE AGREEMENT

Pursuant to the terms of the Securities Purchase Agreement, the Company sold 3,007,099 shares of the Company's common stock, par value $0.001 per share, directly to Mr. Brooks at a price of $4.93 per share. The Company granted Mr. Brooks the right to sell back some or all of such shares in the event the settlement is not approved. The sale of these shares by the Company to Mr. Brooks is described in greater detail in Item 3.02 below, which is incorporated by reference herein.

REGISTRATION RIGHTS AGREEMENT

The Registration Rights Agreement provides for the Company to register for resale under the Securities Act of 1933, as amended, the shares acquired by Mr. Brooks pursuant to the Securities Purchase Agreement and on exercise of his warrants pursuant to the Warrant Exercise Agreement. The Company is not obligated to file a registration statement until after such time as it becomes current in its filing obligations under the Securities Exchange Act of 1934, as amended.

WARRANT EXERCISE AGREEMENT

Pursuant to the Warrant Exercise Agreement, (1) the Company permitted Mr. Brooks to exercise warrants to purchase 3,000,000 shares of common stock that would otherwise not have been exercisable until 2007, 2008, 2009 and 2010, and increased the exercise price of the warrants from $1.00 per share to $2.50 per share, and (2) Mr. Brooks exercised the warrants. In the event the settlement is not approved,, the Company is required to cause to be paid to Mr. Brooks from the settlement funds being held in escrow $4,500,000, which is the difference between the warrant exercise price of $1.00 per share set forth in the Warrant Agreement and the elevated exercise price of $2.50, multiplied by the 3,000,000 shares involved. Pursuant to the Warrant Exercise Agreement, Mr. Brooks also exercised a warrant to acquire an additional 750,000 shares of common stock of the Company for an exercise price of $1.00 per share, which warrant became exercisable by Mr. Brooks on July 1, 2006, pursuant to the Warrant Agreement.

A copy of the press release issued by the Company with respect to these matters is attached hereto as Exhibit 99.1.

ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2006, pursant to the terms of the Release Agreement described above, the employment agreement between the Company and Mr. Brooks, dated July 1, 2000, as extended through June 30, 2010, was terminated by mutual agreement of the parties. The Company agreed to promptly pay Mr. Brooks, on a pro rata basis through July 31, 2006, any unpaid salary at the pre-existing rate of $800,000 per year. The Release Agreement provides that Mr. Brooks is not entitled to any unpaid bonus, Company warrants not yet awarded, accrued or unused vacation, or unpaid expenses.

Additionally, on July 31, 2006, the Warrant Agreement was terminated by mutual agreement of the parties. As described in Item 1.01 above, Mr. Brooks exercised his warrants to acquire 3,750,000 shares of common stock of the Company underlying the warrant in the Warrant Agreement.

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

On July 31, 2006, pursuant to the terms of the Securities Purchase Agreement described above, the Company issued and sold 3,007,099 shares of the Company's common stock, par value $0.001 per share, directly to David H. Brooks at a price of $4.93 per share. The Company received aggregate proceeds of $14,824,998 relating to the sale of this common stock to Mr. Brooks, which proceeds were used to partially fund the settlement described in Item 1.01 above.

Additionally, as discussed above, Mr. Brooks exercised his warrants to acquire
(i) 750,000 shares of common stock of the Company, par value $0.001 per share, at an exercise price of $1.00 per share and (ii) 3,000,000 shares of common stock of the Company, par value $0.001 per share, at an exercise price of $2.50 per share. The Company received aggregate proceeds of $8,250,000 relating to the exercise of warrants by Mr. Brooks, of which $7,500,000 was used to partially fund the settlement described in Item 1.01 above.

The shares of common stock, which have not been registered, were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The descriptions of the Securities Purchase Agreement and Warrant Exercise Agreement contained in Item 1.01 above are incorporated by reference herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) The information contained in Item 1.01 above regarding Mr. Brooks's resignations as a director and officer is incorporated by reference herein.

ITEM 8.01.        OTHER EVENTS.

On August 3, 2006, the Company announced that it is exploring various strategic alternatives to enhance shareholder value. The Company stated that there could be no assurance that this process will result in any specific transaction. The Company also stated that it does not expect to disclose developments with respect to the exploration of strategic alternatives unless and until its Board of Directors has approved a definitive transaction. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.
     (d)  Exhibits
         99.1     Press Release, dated August 3, 2006



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              DHB INDUSTRIES, INC.



                              By: /s/ LARRY ELLIS
                                 -----------------
                                  Larry Ellis, CAO

Dated:  August 3, 2006


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                                  EXHIBIT INDEX

                  99.1      Press Release, dated August 3, 2006.